STOCK PURCHASE AGREEMENT

This **STOCK PURCHASE AGREEMENT** (this "**Agreement**") is entered into as of this 15th day of April 2019, by and between Natural Plant Extract of California, a California corporation, (hereafter referred to as the "**Seller**"), with a business address of 11116 Wright Rd., Lynwood, CA 90262, and **Marijuana Company of America, Inc.**, a Utah Corporation, (hereafter referred to as the "**Purchaser**"), with a business address of 1340 West Valley Parkway, Ste. 205, Escondido, CA 92029. The Seller and the Purchaser may be individually referred to as a "**Party**" and collectively as the "**Parties**".

WITNESSETH:

WHEREAS, the Seller is a California corporation with one million (1,000,000) total authorized shares. As of the date of this Agreement, eight hundred thousand (800,000) shares are issued and outstanding. On April 15, 2019, Seller and Purchaser entered into a material definitive agreement wherein Purchaser agreed to purchase, and Seller agreed to sell, unregistered and restricted common stock of Seller equal to twenty percent (20%) of Seller's authorized shares. The Parties agreed to a purchase price of two million dollars ($2,000,000), payable by Purchaser in installments as follows: (i) a deposit of $350,000 within 5 days of signing the material definitive agreement;[1] (ii) a deposit of $250,000 payable within 30 days; (iii) a deposit of $400,000 within 60 days; (iv) a deposit of $500,000 within 75 days; and, a final deposit of $500,000 within 90 days. As additional consideration, Purchaser agreed to issue to Seller one million dollars ($1,000,000) worth of Purchaser's unregistered and restricted common stock. The material definitive agreement is appended hereto as Schedule A.

WHEREAS, Purchaser is a Utah corporation whose common stock is traded on the OTC Markets OTCQB listing tier under the trading symbol: "MCOA." Purchaser is a "reporting company" under the 1934 Securities and Exchange Act ("1934 Act") with a class of common stock registered under Section 12g of the Act. Purchaser's 1934 Act reports are filed with the Securities and Exchange Commission and are available to the public. The Purchaser is current in its 1934 Act reporting obligations.

WHEREAS, the Seller and the Purchaser are executing and delivering this Agreement in reliance upon legal exemptions from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (hereafter, the "1933 Act"), including, but not limited to, Regulation D generally, and Section 501 of the 1933 Act.

WHEREAS, the Purchaser desires to buy, and the Seller desires to sell, twenty percent (20%) equal to two hundred thousand (200,000) of Seller's authorized shares upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

---

[1] The Parties acknowledge Purchaser's first payment of $350,000 received on April 3, 2019 [See Section 1.3].

I. SALE OF SECURITIES.

1.1 Incorporation of Recitals. The above Recitals are incorporated into this Agreement hereafter by reference as though fully set out. The Parties hereby waive any rule of construction that would prevent any court of competent jurisdiction from using and referring to the Recitals as a means of interpreting or enforcing this Agreement.

1.2 Sale of Securities. Subject to the terms and conditions of this Agreement, the Seller has one million (1,000,000) authorized shares of common stock and eight hundred thousand (800,000) shares issued. Seller desires to sell two hundred thousand (200,000) shares to Purchaser, representing twenty percent (20%) of Seller's authorized shares. The Purchaser agrees to pay, as consideration for its acquisition of Seller's common stock, a total of two million dollars ($2,000,000.00) cash, and to issue Seller one million dollars ($1,000,000.00) worth of Purchaser's unregistered and restricted common stock, valued for purposes of this Agreement at the closing price for Purchaser's common stock as reported on the OTC Markets service on April 15, 2019. The Parties further agree to establish a reconciliation period beginning on the effective date of this Agreement, and terminating six (6) months thereafter on October 15, 2019. On October 15, 2019, the Purchaser covenants that should the price per share of Purchaser's common stock fall below the April 15, 2019 valuation, or should the Purchaser commence a corporate action that results in a reduction in the aggregate value of shares issued to Seller as of April 15, 2019, the Purchaser shall issue to Seller an additional number of shares valued as of the closing price on the OTC Markets on October 15, 2019 to ensure that Seller maintains ownership of Purchaser's common stock equal to one million dollars (the **"Purchase Price"**).

1.3 Total Purchase Price; Schedule for Payment. The Parties agree and acknowledge that the closing of the sale to the Purchaser (the "**Closing**"), shall occur based upon the following schedule:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

(i) The Parties acknowledge Purchaser's first payment of $350,000 received on April 3, 2019.

Seller Acknowledgement: DocuSigned by: 5FEB03B8ECF64E9...

b. Deposit of $250,000 payable within 30 days;
c. Deposit of $400,000 within 60 days;
d. Deposit of $500,000 within 75 days;
e. Deposit of $500,000 within 90 days; and,
f. Subject to the provisions in Section 1.2, Purchaser's issuance to Seller one million dollars ($1,000,000) worth of Purchaser's unregistered and restricted common stock valued for the purposes of this Agreement based on the closing price of Purchaser's common stock on April 15, 2019 on the OTC Markets service. The Purchaser shall issue the appropriate number of shares within thirty (30) days from the execution of the material definitive agreement, and deposit them with Mailander Law Office, Inc. ("Escrow Agent") 945 4th Avenue, Ste. 311, San Diego, CA

92101 pending the Closing.[2]

g. Seller's issuance of two hundred thousand (200,000) shares and Seller's delivery of the shares to Mailander Law Office, Inc. ("Escrow Agent") 945 4th Avenue, Ste. 311, San Diego, CA 92101 pending the Closing.

1.4 The Closing. Subject to the satisfaction (or waiver) of the conditions set forth above, the Closing of the sale to the Purchaser shall take place on or before August 31, 2019 (or on such other date as is mutually agreed upon by the Parties) (the "**Closing Date**"). On the Closing Date, Escrow Agent shall confirm Purchaser's payment in full, and shall deliver the respective common share consideration to the Parties held in escrow.

1.5 Amendment of Payment Schedule; Pro Rata Issuance. The terms and conditions of sale, along with the payment schedule noted in Section 1.3 above, may be amended in a signed writing by the Purchaser and Seller.

II. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller hereby represents and warrants to the Purchaser as follows:

2.1 Organization and Business of Seller. Seller is a corporation formed and operating in good standing in California and any other jurisdiction Seller operates in. Seller has one million (1,000,000) total authorized shares. Seller's wholly owned subsidiaries operate in the licensed California cannabis industry: Green Ethos LLC (cannabis manufacturing), Northern Lights Distribution LLC ("NLD") (cannabis distribution), and, Block Chain 420 (cannabis retail delivery). Seller has a long-term lease at 11116 Wright Rd, which is owned by the majority owners of Seller.

(i) The United States regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) ("CSA"), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. Thirty-three states and the District of Columbia, currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use, governed by specific state laws and regulations. Although legalized in some states, cannabis remains illegal under federal law. Pursuant to the Supremacy Clause of the US Constitution, federal law including the CSA, prevails over state law. Strict enforcement of the CSA regarding cannabis will likely result in Seller's inability to proceed with its business. The United States Drug Enforcement Agency enforces the CSA, and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the CSA is determined based on the specific predicate violations, including but not limited to simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the CSA can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

[2] A copy of the Escrow Agreement is attached hereto as Schedule B.

2.2 Authorization of Agreement, Etc. The Seller has all requisite power and authority (individual, trustee or otherwise) to execute, deliver, and perform its obligations under this Agreement, and the execution, delivery, and performance by Seller of its obligations under the Agreement has been duly authorized by all requisite action on the part of Seller and, when executed and delivered by Seller, shall constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3 Title to Property and Assets. The Seller's common shares sold to Purchaser shall be free and clear of any and all mortgages, deeds of trust, liens, encumbrances, pledges, adverse claims, actual or threatened litigation, and any security interests.

2.4 Issuance of Common Stock. Seller's common stock has been duly authorized and, when conveyed by Seller to Purchaser at the Closing, all in accordance with the terms of the Agreement, will be duly and validly issued, fully paid, and non-assessable, free and clear of all liens.

2.5 No Pending Bankruptcy. There are no proceedings that are pending for, and Seller is unaware of, any basis for the institution of any proceedings leading to Seller, or any of Seller's wholly owned subsidiaries, respective dissolution or winding up, or the placing of Seller, or any of Seller's wholly owned subsidiaries, in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

2.6 Common Stock; No Other Outstanding Classes of Preferred Stock. Seller represents and warrants, as of the date hereof and at the Closing Date that there are one million (1,000,000) shares of common stock authorized; eight hundred thousand (800,000) shares of common stock issued and outstanding; and no classes of preferred stock as of the date of this Agreement or at the Closing Date.

2.7 Investment Representations. Seller acknowledges that it is fully apprised and informed of Purchaser's status as a corporation formed and operating under the laws of the State of Utah. Further, Seller acknowledges being informed that Purchaser is a "Reporting Company" under Sections 13 and 15d of the 1933 or 1934 Act, and is therefore obligated to file certain informational reports and periodic filings with the U.S. Securities and Exchange Commission. Seller acknowledges having had full and fair opportunity to review Purchaser's business and financial disclosures, and to the extent the Seller found it prudent and reasonable, had a full and fair opportunity to meet and confer with its own legal and financial consultants and advisors regarding the Agreement. Seller acknowledges having obtained certain information from Purchaser, including, but not limited to: Purchaser's exact name, its business address and contact information, its state of incorporation, the exact title and class of its securities, the par value for those securities, the total number of outstanding shares, the name and address of Purchaser's transfer agent, the nature of Purchaser's business, the nature and extent of Purchaser's facilities, the names of Purchaser's chief executive officers and board of directors and Purchaser's most recent balance sheet, profit and loss statement and any retained earnings statement.

2.8 Restricted Securities. With respect to the shares of Purchaser's Common Stock acquired by Seller, Seller acknowledges that the Purchaser's Common Stock has not been registered under the Securities Act of 1933, and accordingly are "Restricted Securities" within the

meaning of Rule 144 of the Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations. As such, the Restricted Securities may not be resold or transferred unless Purchaser registers them, or has received an opinion of counsel reasonably satisfactory to Purchaser that such resale or transfer is exempt from the registration requirements of that Act. Seller acknowledges that acknowledges that a limited public market exists for the Purchaser Common Stock acquired in this Agreement. Seller understands that no assurance can be given that such a trading market will develop at any time, or, if so developed, that it will continue.

2.9 Purchase for Own Account. Seller is acquiring the Purchaser Common Stock for its own account, and not with a view towards a public distribution of those shares as an underwriter for Purchaser, or as an affiliate of Purchaser. Seller acknowledges that it is not acquiring the Purchaser Common Stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase, from either Purchaser or any affiliate of Purchaser, regarding Seller's investment in the Purchaser Common Stock acquired by virtue of this Agreement. The Purchaser Common Stock to be acquired by Seller hereunder will be purchased for investment purposes and for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Seller has no present intention of selling, granting any participation in, or otherwise distributing such Purchaser Common Stock.

2.10 Disclosure of Information. Seller has received or has had full access to all the information Seller considers necessary or appropriate to make an informed investment decision with respect to the Purchaser Common Stock to be acquired by Seller as a result of this Agreement. Seller further has had an opportunity to ask questions of and receive answers from the management of Purchaser regarding the Purchaser Common Stock, and to obtain additional information necessary to verify any information furnished to Seller or to which Seller had access. Further, Seller has undertaken its own review of the business of Purchaser and the wisdom of an investment in the Purchaser Common Stock. Seller has had the opportunity to review all of Purchaser's books and records, including those filed with the Securities and Exchange Commission.

2.11 Investment Experience. Seller understands that the acquisition of the Purchaser Common Stock involves substantial risk. Seller has experience as an investor in securities of public companies and companies in the development stage, and acknowledges that Seller is able to fend for itself, can bear the economic risk of Seller's investment in the Purchaser Common Stock and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of this investment in the Purchaser Common Stock and protecting its own interests in connection with this investment.

2.12 Accredited Investor Status. Seller is an "accredited investor" and "sophisticated investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

2.13 Restricted Securities-Seller's Options. Seller represents that it is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. Seller understands that Purchaser is under no obligation to register any of the shares of Purchaser Common Stock acquired hereunder. Seller understands that a limited public market now exists for the Purchaser Common Stock and that it is uncertain whether a public market will exist or sustained.

2.14 Compliance with Laws. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the shares of Purchaser Common Stock, except in compliance with applicable securities laws.

2.15 Legend. Seller acknowledges that the certificates evidencing the shares of Purchaser Common Stock will bear a legend substantially in the form set forth below.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

2.16 Indemnification by the Seller. Seller hereby agrees to indemnify and defend (with counsel acceptable to Purchaser) Purchaser and Purchaser's officers, directors, employees, agents, attorneys and affiliates and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

(i) any breach of or inaccuracy in any of Seller's representations, warranties, or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby; and

(ii) any action, suit, or proceeding based on a claim that Seller's representations, warranties or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from Purchaser and any current or former officer, director, employee, agent or affiliate of Purchaser.

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Purchaser hereby represents and warrants to Seller as follows:

3.1 Authorization of the Agreement, Etc. Purchaser has all requisite power and authority to execute, deliver, and perform its obligations under the Agreement, and the execution, delivery, and performance by Purchaser of its obligations under the Agreement has been duly authorized by all requisite action on the part of Purchaser and the Agreement, when executed and delivered by Purchaser, shall constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2 Investment Representations. Purchaser acknowledges that it is fully apprised and informed of Seller, and Seller's subsidiaries status as corporations and business entities formed and operating under the laws of the State of California. Further, Purchaser acknowledges that Seller is not a "Reporting Company" under Sections 13 and 15d of the 1933 or 1934 Act, and is therefore not obligated to file certain informational reports and periodic filings with the U.S. Securities and Exchange Commission. Purchaser acknowledges having had full and fair opportunity to review Seller and Seller's wholly owned subsidiary's respective business and financial disclosures, and to the extent the Purchaser found it prudent and reasonable, had a full and fair opportunity to meet and confer with its own legal and financial consultants and advisors regarding the Agreement. Purchaser acknowledges having obtained certain information from Seller and Seller's subsidiaries, including, but not limited to: their respective names, business addresses and contact information, state of incorporation, title and class of its securities, the par value for those securities, the total number of authorized and issued and outstanding shares, the name and address of their respective transfer agent (if any), the nature of their respective business, the nature and extent of their respective facilities, the names of their respective chief executive officers and board of directors and their respective most recent balance sheet, profit and loss statement and any retained earnings statement.

3.3 Restricted Securities. With respect to the shares of Seller's Common Stock acquired by Purchaser, the Purchaser acknowledges that the Seller Common Stock has not been registered under the Securities Act of 1933, and accordingly are "Restricted Securities" within the meaning of Rule 144 of the Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations. As such, the Restricted Securities may not be resold or transferred unless Seller registers them, or has received an opinion of counsel reasonably satisfactory to Seller that such resale or transfer is exempt from the registration requirements of that Act. Purchaser acknowledges that acknowledges that no public market exists for the Seller Common Stock acquired in this Agreement. Purchaser understands that no assurance can be given that such a trading market will develop at any time, or, if so developed, that it will continue.

3.4 Purchase for Own Account. Purchaser is acquiring the Seller Common Stock for its own account, and not with a view towards a public distribution of those shares as an underwriter for Seller, or as an affiliate of Seller. The Purchaser acknowledges that it is not acquiring the Seller Common Stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase, from Seller or any affiliate of Seller, regarding Purchaser's investment in the Seller Common Stock acquired by virtue of this Agreement. The Seller Common Stock to be acquired by Purchaser hereunder will be purchased for investment purposes and for Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing such Seller Common Stock.

3.5 Disclosure of Information. Purchaser has received or has had full access to all the information Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Seller Common Stock to be acquired by Purchaser as a result of this Agreement. Purchaser further has had an opportunity to ask questions of and receive answers from the management of Seller regarding the Seller Common Stock, and to obtain additional information necessary to verify any information furnished to Purchaser or to which Purchaser had access. Further, Purchaser has undertaken its own review of the business of Seller and Seller's

wholly owned subsidiaries, and the wisdom of an investment in the Seller Common Stock. Purchaser has had the opportunity to review all of Seller's books and records, including those of Seller's wholly owned subsidiaries. Purchaser acknowledges being knowledgeable about start up companies and the risk factors associated with such companies.

3.6 Investment Experience. Purchaser understands that the acquisition of the Seller Common Stock involves substantial risk. Purchaser has experience as an investor in securities of private companies and companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of Purchaser's investment in the Seller Common Stock and has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of this investment in the Seller Common Stock and protecting its own interests in connection with this investment.

3.7 Accredited Investor Status. The Purchaser is an "accredited investor" and "sophisticated investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.8 Restricted Securities-Seller's Options. Purchaser represents that it is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. Purchaser understands that Seller is under no obligation to register any of the shares of Seller Common Stock acquired hereunder. Purchaser understands that no public market now exists for the Seller Common Stock and that it is uncertain whether a public market will ever exist.

3.9 Compliance with Laws. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the shares of Seller Common Stock, except in compliance with applicable securities laws.

3.10 Legend. It is understood that the certificates evidencing the shares of Seller Common Stock will bear a legend substantially in the form set forth below.

> **THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.**

3.11 Indemnification by the Purchaser. Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Seller) the Seller and its officers, directors, employees, agents, attorneys and affiliates and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

(i) any breach of or inaccuracy in any of Purchaser's representations,

warranties, or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby; and

(ii) any action, suit, or proceeding based on a claim that Purchaser's representations, warranties or agreements made herein, in any Agreement, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from Seller and any current or former officer, director, employee, agent or affiliate of Seller.

IV. CONDITIONS TO THE SELLER'S OBLIGATIONS AT CLOSING.

The obligations of Seller under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of the following conditions:

4.1 Representations and Warranties True. Each of the representations and warranties of Purchaser shall be true and complete on and as of any Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Seller Common Stock described herein.

4.3 Securities Exemptions. The offer and sale of Purchaser Common Stock to Seller pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state securities laws.

4.4 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, or assets of Purchaser.

V. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING

The obligations of Purchaser under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following conditions by the Seller:

5.1 Representations and Warranties. The representations and warranties of the Seller shall be true and complete on the date of any Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Payment of Purchase Price. The Seller shall have delivered to Purchaser the common stock to be acquired by the Purchaser hereunder in accordance with this Agreement.

5.3 Securities Exemptions. The offer and sale of the common Stock to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state

securities laws.

VI. MISCELLANEOUS PROVISIONS

6.1 Survival of Warranties. The representations, warranties and covenants of Seller and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing.

6.2 Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of the Parties' respective successors, assigns, heirs, executors, administrators and legal representatives.

6.3 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the County of San Diego, California, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or other electronic means (including, without limitation, as a .pdf or .tif file), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature page were an original thereof.

6.5 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

6.6 Notices. Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one business day after deposit with an express overnight courier for deliveries within the United States, or three business days after such

deposit for international deliveries with an international express courier, with proof of delivery from the courier requested; or (iii) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for international delivery will be sent by international express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the Party to be notified at the address as follows, or at such other address as such other Party may designate by one of the indicated means of notice herein to the other Parties hereto as follows:

(i) **if to the Purchaser:**
Marijuana Company of America, Inc.
1340 West Valley Parkway, Ste. 205
Escondido, CA 92029
Attention: Donald Steinberg
Email: don@donaldsteinberg.com

(ii) **if to the Seller:**
Natural Plant Extract of California, Inc.
11116 Wright Rd.
Lynwood, CA 90262
Attention: Alan Tsai
Email: alant311@gmail.com

6.7 Costs, Expenses. Each Party is responsible for the payment of its own costs and expenses incurred in the negotiation and execution of this Agreement.

6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the signed written consent of Seller and Purchaser. Any amendment or waiver affected in accordance with this Section shall be binding upon Purchaser and Seller and Seller's wholly owned subsidiaries. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.9 Severability. If any provision of this Agreement is determined by any California state court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.10 Entire Agreement. This Agreement and the documents annexed hereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether verbal or written, between or among the Parties hereto with respect to the specific subject matter

hereof.

7.11 Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.13 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing Party shall recover all of such Party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions there from.

7.14 Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

7.15 Preparation of Agreement. Purchaser prepared this Agreement. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was it under any belief or understanding that such legal counsel was representing its interests. Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

SELLER:

NATURAL PLANT EXTRACT OF CALIFORNIA, INC.

DocuSigned by:

By: ______________________
5FEB03B0ECF64E9...

By: **ALAN TSAI**
Its: President, Chief Executive Officer

PURCHASER:

MARIJUANA COMPANY OF AMERICA, INC.

DocuSigned by:

By: Donald Steinberg
2E39A37918C14F5...

By: **DONALD STEINBERG**
Its: President, Chief Executive Officer